For the fiscal year ended October 31, 2005.
File number 811-09101
Dryden Tax-Managed Funds


SUB-ITEM 77D
       Policies With Respect to Security Investment

JennisonDryden Funds

Supplement dated June 23, 2005

The Boards of Directors/Trustees of each of the Funds listed below recently approved certain changes to the portfolio holdings disclosure policy for each of the Funds.

Pursuant to the revised policy, the Funds will provide a full list of their portfolio securities on the Funds' website (www.jennisondryden.com) as of the end of each month within approximately 30 days after the end of the month. Accordingly, for each Fund, as of the effective date listed below, the section of the Prospectus titled "How the Fund is Managed-Disclosure of Portfolio Holdings" and the section of the Statement of Additional Information (SAI) titled "Disclosure of Portfolio Holdings" are hereby amended to reflect such changes and any contrary language is hereby deleted.

Listed below are the names of the JennisonDryden Funds to which this Supplement relates, the date of each Fund's Prospectus/SAI, and the effective date of this Supplement with respect to each Fund:


Fund Name                   Prospectus/SAI Date   Effective Date

Dryden Short-Term           April 12, 2005        On or about
Bond Fund, Inc.                                   June 30, 2005
-  Dryden Short-Term
   Corporate Bond Fund
-  Dryden Ultra Short
   Bond Fund

MoneyMart Assets, Inc.      February 25, 2005     On or about
                                                  June 30, 2005

Prudential World            February 24, 2005     On or about
Fund, Inc.                                        June 30, 2005
-  Jennison Global
   Growth Fund
-  Dryden International
   Equity Fund


Dryden Global Total         April 7, 2005         On or about
Return Fund, Inc.                                 June 30, 2005


Dryden Tax-Free Money       April 7, 2005         On or about
Fund                                              June 30, 2005


Prudential Institutional    May 27, 2005          On or about
Liquidity Portfolio, Inc.                         June 30, 2005
-  Institutional Money
   Market Series

Dryden Government           March 7, 2005         On or about
Securities Trust                                  June 30, 2005
-  Money Market Series

Strategic Partners          June 30, 2004         On or about
Opportunity Funds                                 June 30, 2005
-  Jennison Select
   Growth Fund

The Prudential Investment   November 23, 2004     On or about
Portfolios, Inc.                                  June 30, 2005
-  Dryden Active
   Allocation Fund

Dryden Tax-Managed Funds    February 23, 2005     On or about
-  Dryden Large Cap                               July 30, 2005
   Core Equity Fund

Dryden Index Series Fund    November 29, 2004     On or about
-  Dryden Stock                                   July 30, 2005
   Index Fund

Jennison 20/20 Focus Fund   March 29, 2005        On or about
                                                  July 30, 2005

The Prudential Investment   November 23, 2004     On or about
Portfolios, Inc.                                  July 30, 2005
-  Jennison Equity
   Opportunity Fund
-  Jennison Growth Fund

Jennison Natural Resources  July 28, 2004         On or about
Fund, Inc.                                        July 30, 2005

Jennison U.S. Emerging      February 24, 2005     On or about
Growth Fund, Inc.                                 July 30, 2005

Jennison Value Fund         February 24, 2005     On or about
                                                  July 30, 2005

Dryden Small-Cap Core       February 23, 2005     On or about
Equity Fund, Inc.                                 July 30, 2005


Fund Name                   Prospectus/SAI Date   Effective Date

Jennison Sector Funds,      March 18, 2005        On or about
Inc.                                              July 30, 2005
-  Jennison Financial
   Services Fund
-  Jennison Health
   Sciences Fund
-  Jennison Technology
   Fund
-  Jennison Utility Fund

Jennison Small Company      November 30, 2004     On or about
Fund, Inc.                                        July 30, 2005

Dryden Total Return         April 14, 2005        On or about
Bond Fund, Inc.                                   August 30, 2005


Dryden Government           April 28, 2005        On or about
Income Fund, Inc.                                 August 30, 2005

Dryden High Yield           March 25, 2005        On or about
Fund, Inc.                                        August 30, 2005

The Prudential Investment   October 31, 2004      On or about
Portfolios, Inc.                                  August 30, 2005
-  JennisonDryden
   Conservative
   Allocation Fund
-  JennisonDryden
   Moderate Allocation
   Fund
-  JennisonDryden Growth
   Allocation Fund

Dryden Municipal Series     October 31, 2004     On or about
 Fund                                            October 30, 2005
-  New Jersey Series
-  New York Serie
-  Pennsylvania Series

Dryden California           October 31, 2004     On or about
Municipal Fund                                   October 30, 2005
-  California Series
-  California Income
   Series

Dryden Municipal Series     October 31, 2004     On or about
Fund                                             October 30, 2005
-  Florida Series

Dryden National Municipals  April 8, 2005        On or about
Fund, Inc.                                       October 30, 2005

Jennison Blend Fund, Inc.   March 23, 2005       On or about
                                                 October 30, 2005

Cash Accumulation Trust     November 24, 2004    On or about
-  Liquid Assets Fund                            October 30, 2005
-  National Money Market Fund



MF2005C11


3